Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S¬-8 No. 333-254002 of Rush Street Interactive, Inc. of our report dated May 7, 2021 relating to the consolidated financial statements of Rush Street Interactive, Inc. appearing in the entity’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

May 7, 2021